Exhibit 10.7

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of January 1, 2011 (this “Employment Agreement”) by and between CheckSmart Financial Company, a Delaware corporation (the “Company”), and Michael Durbin (“Executive”).

WHEREAS, the Company wishes to employ Executive and Executive wishes to be employed by, and make his services available to, the Company on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

1.     Employment.  Effective as of the date hereof (the “Commencement Date”), the Company hereby agrees to employ Executive as the Chief Financial Officer (the “CFO”), and Executive hereby accepts such employment on the terms and conditions hereinafter set forth.

2.     Position and Duties.  Executive shall serve as CFO, and shall report directly to the Company’s Chief Executive Officer (the “CEO”).  Executive shall have those powers and duties normally associated with the position of CFO of entities comparable to the Company and such other powers and duties as may be prescribed by the Company; provided that, such other powers and duties are consistent with Executive’s position as CFO of the Company.  Notwithstanding the above, Executive shall be permitted, to the extent such activities do not interfere with the performance by Executive of his duties and responsibilities hereunder, to (i) manage Executive’s personal, financial and legal affairs and (ii) to serve on civic or charitable boards or committees.

3.     Term.  The term of employment of Executive under this Employment Agreement shall commence on the Commencement Date and shall continue in full force and effect until December 31, 2013 unless terminated earlier as provided herein (including any renewals hereunder, the “Term”); provided, however, that unless the Company’s Board of Directors (the “Board”) or Executive provides the other with written notice of termination of this Employment Agreement at least 90 days prior to any date on which this Employment Agreement would otherwise expire or as otherwise set forth herein, the term of employment hereunder shall be automatically extended for an additional period of one fiscal year from each such date.

4.     Compensation and Related Matters.

(a)   Base Salary.  For performance of services under this Employment Agreement, Executive shall receive a base salary of $375,000 for the fiscal year of 2011 and for any subsequent fiscal year in the Term, to the extent the Term is renewed in accordance with Section 3 of this Employment Agreement (for each applicable fiscal year of the Term, “Base Salary”).  Executive’s Base Salary shall be paid in approximately equal installments in accordance with the Company’s customary payroll practices.  The compensation committee of the Board (“Committee”) shall review Executive’s Base Salary annually and in a manner consistent with the compensation practices and guidelines of the Company and, in its sole discretion, may increase (but not decrease) such salary during the Term on an annual basis.  If Executive’s Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement as of such increase.

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)   Annual Bonus.  In addition to Base Salary, Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) in the amounts and with respect to the fiscal years set forth in Schedule I hereto, subject to terms and conditions determined by the CEO and Board, including with respect to the achievement of the Company’s financial budget goals for the fiscal year of 2011 as determined by the Board.  The Annual Bonus shall be paid in the fiscal year following the end of the applicable fiscal year in which such bonus was earned.

(c)   Option Grant.  Simultaneous with the execution and delivery of this Employment Agreement, Executive shall receive, pursuant to the CheckSmart Financial Holdings Corp. 2006 Management Equity Incentive Plan (the “Plan”), grants of options to purchase shares of CheckSmart Financial Holdings Corp. Class A Common Stock on the terms and subject to the conditions set forth in the CheckSmart Financial Holdings Corp. 2006 Management Equity Incentive Plan Option Grant Award Agreement attached hereto as Exhibit A (the “Option Agreement”).

(d)   Expenses.  The Company shall reimburse Executive for all reasonable business expenses upon the presentation of receipts in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

(e)   Benefit Plans and Perquisites.  Executive shall be entitled to participate in and be covered under all employee benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, 401(k), vacation and medical.

(f)    Retention Bonus.  Executive shall be entitled to be paid a retention bonus in the aggregate amounts for each fiscal year set forth in Schedule II hereto.

(g)   Change of Control Bonus.  Executive shall be entitled to be paid a one-time cash bonus of $500,000 in the event that (i) there is a Change of Control (as defined in the Option Agreement) and (ii) upon the DCP Investor (as defined in the Option Agreement) receiving Aggregate Net Proceeds (as defined in the Option Agreement) that is at least equal to the DCH Investment (as defined in the Option Agreement); it being understood that any such bonus shall be subject to Executive’s continued employment through the date of the Change in Control and shall be paid promptly (but in any event, within five business days) following the consummation of any such Change of Control.

5.     Termination.  Executive’s employment hereunder may be terminated upon the following events:

(a)   Death.  Executive’s employment hereunder shall terminate upon his death.

(b)   Disability.  Executive’s employment may be terminated if, as a result of Executive’s incapacity due to physical or mental illness, Executive is unable to perform his duties for 180 consecutive days and, within 30 days after a Notice of Termination (as defined below), which Notice of Termination may not be given until the expiration of such consecutive 180 day period, is given to Executive, Executive has not returned to work (“Disability”).

(c)   Cause.  The Company shall have the right to terminate Executive’s employment for Cause.  “Cause” shall mean:

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CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)            Executive’s material breach of this Employment Agreement and Executive’s failure to cure such breach within 20 days following written notice from the Board or the CEO to Executive of such breach;

(ii)           Executive’s failure or refusal to comply, on a timely basis, with any lawful direction or instruction of the Board or the CEO;

(iii)          Executive’s gross negligence or willful misconduct in the performance of his duties as an employee of the Company;

(iv)          Executive’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty against the Company;

(v)           conviction of Executive of a felony or entry by Executive of a plea of nolo contendre or a plea of guilty under an indictment to a felony; or

(vi)          the habitual drug addiction or intoxication of Executive.

(d)   Good Reason.  Executive may resign for “Good Reason” within 30 days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events:

(i)            a reduction in Executive’s Base Salary, or non-timely payment of Base Salary or earned Annual Bonus or benefits or other breach by the Company of this Agreement that is not cured by the Company within 20 days of Executive’s written notice to the Company of such breach;

(ii)           a material diminution in Executive’s duties or responsibilities not cured by the Company within 20 days after written notice to the Company; or

(iii)          a requirement by the Company that Executive be based in an office that is located more than 20 miles from Executive’s principal place of employment as of the Commencement Date.

(e)   Without Cause.  The Company shall have the right to terminate Executive’s employment hereunder without Cause by providing Executive with a Notice of Termination.

6.     Termination Procedure.

(a)   Notice of Termination.  Any termination of Executive’s employment by the Company or resignation by Executive (other than termination by reason of death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon.

(b)   Termination Date.  “Termination Date” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, (ii) if Executive’s employment is terminated for Disability, 30 days after Notice of Termination, and (iii) if Executive’s employment is terminated for

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CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

any other reason, the date on which a Notice of Termination is given (subject to any cure periods) or any later date (within 30 days after the giving of such notice) set forth in such Notice of Termination.

7.     Compensation Upon Termination.  Upon the termination of Executive’s employment and subject to the terms set forth herein, the Company shall provide Executive with the payments and benefits set forth below.  Executive acknowledges and agrees that the payments set forth in this Section 7 constitute liquidated damages for termination of his employment during the Term.

(a)   Non-Renewal by the Company.  If the Company does not renew Executive’s employment in accordance with Section 3 above, Executive shall be entitled to receive his Base Salary and Continued Benefits (as defined below) for a period of 90 days following the expiration of the Term (such 90-day period, the “Non-Renewal Tail Period”).

(b)   Termination upon Executive’s Disability.  If Executive’s employment is terminated by reason of Disability, then:

(i)            Company shall pay to Executive (A) any accrued, but unpaid, Base Salary and vacation pay through the Termination Date, payable in accordance with the usual payroll practices of the Company, (B) any Annual Bonus that is determined to have otherwise been earned with respect to the fiscal year in which termination occurs (the “Termination Year”), payable in accordance with the Company’s usual bonus payment schedule, (C) continued Base Salary and Continued Benefits (as defined below) until the earlier of (i) six months following the Termination Date or (ii) the date on which Executive becomes entitled to long-term disability benefits under the applicable plan or program of the Company, payable, in the case of Base Salary, in accordance with the usual payroll policies of the Company, and (D) the portion of the Retention Bonus that is earned but unpaid through the Termination Date, to the extent not already paid in accordance with Section 4(f) above, payable within thirty (30) days of the Termination Date.

(ii)           “Continued Benefits” means reimbursement of any premiums for continued group medical, dental and vision coverage for the Executive and/or the Executive’s eligible dependents under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), to the extent such amount exceeds the premium which Executive would have had to pay for coverage under such plan if she had remained an active employee.  For the avoidance of doubt, any amounts reimbursed pursuant to this Section 7 shall be treated as compensation.

(c)   Termination upon Executive’s Death.  If Executive’s employment terminates during the Term due to Executive’s death, then:

(i)            the Company shall pay to Executive’s beneficiary, (A) any accrued, but unpaid Base Salary and Annual Bonus through the Termination Date, payable within ten (10) days of the Termination Date, (B) any accrued but unpaid vacation pay through the Termination Date, (C) a pro-rata portion of Executive’s Annual Bonus for the Termination Year, payable in accordance with the Company’s usual bonus payment schedule, and (D) the portion of the Retention Bonus that is accrued but unpaid through the Termination Date, to the extent not already paid in accordance with Section 4(f) above, payable within thirty (30) days of the Termination Date.

4

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)           the Company shall provide Executive’s spouse and dependents with Continued Benefits for 12 months.

(d)   Termination by the Company without Cause or Resignation by Executive for Good Reason.

(i)            Subject to Executive’s execution and effectiveness of a general release of claims in the form attached hereto as Exhibit B (the “Release”) and his continued compliance with the Non-Competition Agreement, in the event that Executive is terminated without Cause or resigns for Good Reason, the Company shall pay to Executive (A) any accrued, but unpaid, Base Salary and vacation pay through the Termination Date, payable as soon as practicable in accordance with the usual payroll practices of the Company, (B) any Annual Bonus that is determined to have otherwise been earned with respect to the Termination Year, payable in accordance with the Company’s usual bonus payment schedule, (C) Base Salary and Continued Benefits for the longer of (i) the Termination Date through December 31 of the Termination Year or (ii) 90 days; payable, in the case of Base Salary, in accordance with the usual payroll policies of the Company, and (D) the accrued but unpaid Retention Bonus through the date of termination, to the extent not already paid in accordance with Section 4(f) above, payable within thirty (30) days of the Termination Date.

(ii)           As a condition precedent to receiving any payments under Section 7(d)(i) (other than those amounts already accrued prior to the Termination Date, which shall be payable on the date of termination), Executive shall have executed, within twenty-one (21) days, or if required for an effective release, forty-five (45) days, the Release, which may be updated by the Company from time to time to reflect changes in law, and the seven (7) day revocation period of such Release shall have expired without revocation.  Subject to Section 19 and the execution of the Release pursuant to this Section 7(d)(ii), all payments under Section 7(d)(i) shall be payable as described above; provided, that the first payment shall be made on the sixtieth (60th) day after the Termination Date (or such later date as required by the terms hereof), and such first payment shall include payment of any amounts that would otherwise be due prior thereto.

(e)   Termination by the Company for Cause or by Executive without Good Reason.  If Executive’s employment is terminated by the Company for Cause or Executive resigns other than for Good Reason then the Company shall pay Executive his accrued, but unpaid Base Salary and Annual Bonus, and any accrued but unpaid vacation pay, through the Termination Date, payable in accordance with the usual payroll policies of the Company as soon as practicable following the Termination Date.

8.     Confidentiality, Non-Compete, Non-Solicit/Hire and Intellectual Property Agreement.  Simultaneous with the execution and delivery of this Employment Agreement, the Company and Executive shall execute and deliver the non-competition agreement (the “Non-Competition Agreement”) attached hereto as Exhibit C and incorporated herein by reference.  The Non-Competition Agreement shall survive any termination of this Employment Agreement in accordance with the terms of the Non-Competition Agreement.

9.     Indemnification.  Executive shall be entitled to such indemnification under the terms of the Company’s By-Laws, Certificate of Incorporation and such other liability insurance as the Company may purchase for its Board members and senior officers from time to time.

5

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.   Arbitration.  Except as provided for in the Non-Competition Agreement, if any contest or dispute arises between the parties with respect to this Employment Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in the city of Cleveland, Ohio in accordance with the rules and procedures of the Employee Dispute Resolution Rules of the American Arbitration Association then in effect.  The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award.

11.   Notice.  For the purposes of this Employment Agreement, notices, demands and all other communications provided for in this Employment Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

Michael Durbin
[                                                  ]

If to the Company:

CheckSmart Financial Company
7001 Post Road, Suite 200
Dublin , Ohio  43016

Attn: CEO
Telephone: (614) 798-5900
Fax: (614) 760-2601

with a copy to:

Diamond Castle Holdings
280 Park Avenue, 25th floor, East Tower
New York, New York  10017
Attn:  Andrew Rush
Fax:  (212) 983-1234

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.   Miscellaneous.  No provisions of this Employment Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company (other than Executive), and such waiver is set forth in writing and signed by the party to be charged.  No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Employment Agreement.  The respective rights and obligations of the parties hereunder of this Employment Agreement shall survive Executive’s termination of employment and the termination of this Employment Agreement to the extent necessary for the intended preservation of such rights and obligations.  The validity, interpretation, construction and performance of this Employment Agreement

6

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

and all claims of action (whether in contract or tort) that may be based upon, arise out of or relate to this Employment Agreement, shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

13.   Validity.  The invalidity or unenforceability of any provision or provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision of this Employment Agreement, which shall remain in full force and effect.

14.   Counterparts.  This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15.   Entire Agreement.  Except as otherwise provided for herein, any Exhibits hereto, this Employment Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.  Any prior agreement of the parties hereto, or between Executive and any of the Company’s subsidiaries in respect of the subject matter contained herein is hereby terminated and cancelled.  Other than any accrued Base Salary due to Executive as of the date hereof, Executive acknowledges that as of the Commencement Date, he has no claims against the Company or any of its affiliates in respect of any amounts that may be owing to him from any of the subsidiaries.

16.   Withholding.  All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

17.   Noncontravention.  The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company’s ability to enter into or perform this Employment Agreement.

18.   Section Headings.  The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Employment Agreement and shall not affect its interpretation.

19.   Section 409A.

(a)   The intent of the parties is that payments and benefit under this Agreement comply with or be exempt from Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  If the Executive notifies the Company that the Executive has received advice of tax counsel of a national reputation with expertise in Section 409A that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A (with specificity as to the reason therefor) or the Company independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to try to comply with Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A.  To the extent that any provision hereof is modified in order to comply with or be exempt from Section 409A, such modification shall be made in good faith and shall, to the maximum extent

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CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A.

(b)   A termination of employment shall not be deemed to have occurred for purposes of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  As permitted by Treasury Regulation 1.409A-1(h)(1)(ii), 49% shall be substituted in lieu of 20% for the average level of bona fide services performed during the immediately preceding 36 month period in order to constitute a “separation from service”.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”  If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided on the first business day following the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 19 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum with interest at the prime rate as published in the Wall Street Journal on the first business day following the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)   (i) All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive; (ii) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; provided, that this clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit.

(d)   For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

 [Signature Page to Follow]

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CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CheckSmart Financial Company		Michael Durbin

By:	/s/ William E. Saunders, Jr.	/s/ Michael Durbin

Name:	William E. Saunders, Jr.

Title:	Chief Executive Officer

[Signature Page to Durbin Employment Agreement]

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule I

Annual Bonus

Fiscal Year	Amount of Annual Bonus
2011	$125,000
Any subsequent fiscal year in the Term, to the extent the Term is renewed in accordance with Section 3 of this Employment Agreement	$125,000

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule II

Retention Bonus for the Fiscal Year of 2011 and any Subsequent Fiscal Year in the Term

The retention bonus equals an aggregate amount of $100,000 for the fiscal year of 2011 (the “2011 Retention Bonus”) and for any subsequent fiscal year in the Term, to the extent the Term is renewed in accordance with Section 3 of this Employment Agreement.  The 2011 Retention Bonus shall be earned and paid as follows:

(i)                                     On March 31, 2011, but only if Executive is employed by the Company (subject to Section 7(d) of this Employment Agreement), Executive will be eligible to receive $25,000 upon the achievement of each of the milestones set forth below;

(ii)                                  On June 30, 2011, but only if Executive is employed by the Company (subject to Section 7(d) of this Employment Agreement), Executive will be eligible to receive $25,000 upon the achievement of each of the milestones set forth below;

(iii)                               On September 30, 2011, but only if Executive is employed by the Company (subject to Section 7(d) of this Employment Agreement), Executive will be eligible to receive $25,000 upon the achievement of each of the milestones set forth below; and

(iv)                              On December 31, 2011, but only if Executive is employed by the Company (subject to Section 7(d) of this Employment Agreement), Executive will be eligible to receive $25,000 upon the achievement of each of the milestones set forth below (it being understood that the payments set forth in subsections (i)-(iv) above, to the extent accrued and payable, comprise the 2011 Retention Bonus).

Milestones for the Fiscal Year of 2011 and any Subsequent Fiscal Year in the Term

Attached

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Durbin Goal Template 2011

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CHECKSMART FINANCIAL HOLDINGS CORP.

2006 MANAGEMENT EQUITY INCENTIVE PLAN

OPTION GRANT AWARD AGREEMENT

GRANT TO:  Michael Durbin

THIS AGREEMENT (the “Agreement”) is made as of December 31, 2010 (the “Grant Date”), between CheckSmart Financial Holdings Corp., a Delaware corporation (together with its successors, the “Company”), and Michael Durbin, who is an employee of the Company or one of its Subsidiaries (the “Grantee”).  Capitalized terms, unless defined in Section 10 or a prior section of this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company desires to grant to the Grantee an option to purchase a certain number of shares of Class A Common Stock, par value $0.01, of the Company (“Options”) on the date hereof pursuant to the terms and conditions of this Agreement and the Company’s 2006 Management Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Options provided for herein to the Grantee as an incentive for increased efforts during his employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            GRANT OF OPTIONS AWARD

(a)                                  Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee 21,500 Options which will be earned based on achievement of certain targets upon the consummation of a Liquidity Event;

(b)                                 Plan.  The foregoing awards are granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

(c)                                  No Rights as Stockholder.  It shall be understood that none of the terms contained herein grant to the Grantee any rights as a stockholder, and such Grantee shall not have any such rights unless and until such Grantee receives Shares in connection with the exercise of Options.

SECTION 2.                            RIGHT TO EXERCISE; VESTING

(a)                                  Vesting.  Subject to the provisions of this Agreement, the Options shall vest in accordance with the provisions and terms of Schedule A.

(b)                                 Effect of Vesting.   For each vested Option the Grantee may exercise such Option for one share of Class A Common Stock of the Company.

SECTION 3.                            EXERCISE PROCEDURES

(a)                                  Notice of Exercise.  The Grantee may exercise its Options prior to its expiration as set forth in Section 6 to the extent it they are vested by giving written notice to the Company in form and substance reasonably satisfactory to the Company (such notice, a “Notice of Exercise”) specifying the election to exercise such Options, the number of vested Options which are being exercised and the form of payment.  The Notice of Exercise shall be signed by the Grantee.  The Grantee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 for the full amount of the Exercise Price and, if such person is not then party to the Stockholders Agreement, such person shall be required to execute a Joinder Agreement, it being understood, for the purpose of clarity, that the Grantee may not exercise their Option, or any portion thereof, without executing a Joinder Agreement and becoming a party to the Stockholders Agreement as a “Management Holder” thereunder.

(b)                                 Issuance of Shares.  After receiving a properly completed and executed Notice of Exercise and, payment for the full amount of the Exercise Price as required by Section 3(a) and, if applicable, an executed joinder agreement to the Stockholders Agreement, the Company shall cause to be issued a certificate or certificates for the Purchased Shares (as defined below), registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship), provided that as a condition to the issuance of Purchased Shares hereunder, the Grantee shall make, as of the time of issuance of such Purchased Shares, representations and warranties in a form satisfactory to the Company and substantially similar to those contained in Exhibit A.  In connection with any exercise of this option, the Person exercising this option shall deliver to the Company a duly executed blank share power in the form attached hereto as Exhibit B.  The date of the issuance of the Purchased Shares by the Company to the Grantee, the “Exercise Date”.

(c)                                  Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) required to be withheld in connection with the exercise of the Option, and as a condition to the settlement of any or exercise of the Option.  Such withholding may be made from any source (including any salary or other compensation payable to the Grantee), and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements as a condition to the exercise of the Option (including by remitting to the Company an amount in cash sufficient to satisfy the withholding obligation).  For the avoidance of doubt, the Company will not withhold any amounts greater than the statutory minimum.

SECTION 4.                            PAYMENT OF EXERCISE PRICE

(a)                                  Cash or Check.  In connection with an exercise of the Option, all or part of the Exercise Price may be paid in cash or by check.

(b)                                 Net Exercise.  Notwithstanding anything in this Agreement to the contrary, in connection with an exercise of the Option, all or part of the Exercise Price may be paid by reducing the number of Shares being purchased pursuant to such exercise by the number of such Shares having an Fair Market Value equal to the Exercise Price.

(c)                                  Other Methods of Payment for Shares.  At the sole discretion of the Board, all or any part of the Exercise Price and any applicable withholding requirements may be paid by any other method permissible at the time under the terms of the Plan.

SECTION 5.                            SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a)                                  Grantee Acknowledgements and Representations.  The Grantee understands and agrees that:  (x) the Options have not been registered under the Securities Act, (y) the Options are restricted securities under the Securities Act and (z) the Options may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available.  The Grantee hereby makes the representations and warranties set forth in Exhibit A hereto.

(b)                                 No Registration Rights.  The Company may, but shall not be obligated to, register or qualify the issuance of Purchased Shares to the Grantee, or the resale of any such Purchased Shares by the Grantee under the Securities Act or any other applicable law.

(c)                                  Transfers.  No Option shall be transferable to any Person for any reason. Any attempt to Transfer any Option shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.  Any Purchased Shares shall be subject to the restrictions on Transfer as set forth in Article 3 of the Stockholders Agreement, except with respect to a Transfer by will or by the laws of descent and distribution.  Unless otherwise permitted pursuant to the Stockholders Agreement, the Grantee shall not Transfer any Purchased Shares (x) except in compliance with the provisions of Article 3 of the Stockholders Agreement, and (y) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner acceptable to the Board and otherwise acknowledging that such Purchased Shares are subject to the restrictions set forth in this Agreement.  Any attempt to Transfer any Purchased Shares not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

SECTION 6.                            TERM OF GRANT.

The Options granted in this Agreement shall expire 10 years from the Closing Date.  In the event that the employment of the Grantee terminates, unless a Notice of Exercise has been given to the Company from the Grantee, all vested Options shall expire on the first anniversary after termination of employment, except in the case of (i) termination of the Grantee’s employment with the Company or any of its Subsidiaries for Cause, or resignation by the Grantee without Good Reason, in which case the vested Options would terminate upon such termination or resignation, or (ii) death or Disability, in which case the vested Options would terminate on the first anniversary of the date of death or Disability.  Any Options which are unvested at the date of termination of employment will expire on the date of termination, and shall be forfeited.

Further, any part of an Option that is vested (but not exercised) as of the Termination Date, if the Termination Event was a termination by the Company or any of its Subsidiaries for Cause at any time or a resignation by the Grantee without Good Reason will be forfeited and there shall be no settlement with respect thereto.

SECTION 7.                            RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT

(a)                                  Repurchase Rights.

(i)                                     Upon the termination of employment of the Grantee by the Company or any of its Subsidiaries for any reason (the reason for the termination of such employment, the “Termination Event” and the date of such termination, the “Termination Date”), subject to the provisions of this Section 7 and the prior approval of the Compensation Committee of the Board (or if there is no such Compensation Committee, the Board), the Company shall have the right (but not the obligation) to purchase, and if such right is exercised, the Grantee shall sell, and shall cause any Permitted Transferees of the Grantee to sell (and such Permitted Transferees shall sell), to the Company, all or any portion (as determined by the Company) of the Purchased Shares (if any) owned by the Grantee or his Permitted Transferees at a price per Settlement Share equal to an amount (the “Termination Price”) (as determined pursuant to Section 7(b) below); provided, that the parties acknowledge that any unvested Options held by the Grantee as of the Termination Date shall be cancelled pursuant to this Agreement.

(ii)                                  With respect to the Purchased Shares, the Company shall notify the Grantee in writing, within the Call Period whether the Company will exercise its right to purchase the Purchased Shares (the date on which the Grantee is so notified, the “Call Notice Date”).  The Company may assign its right to purchase all or any portion of the Purchased Shares under this Section 7 to the DCP Investor and the DCP Investor may exercise the rights of the Company under this Section 7 in the same manner in which the Company could exercise such rights.

(iii)                               The closing of the purchase by the Company or the DCP Investor of Purchased Shares pursuant to this Section 7 shall take place at the principal office of the Company, on the date chosen by either the Company or the DCP Investor, as applicable, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Call Notice Date.  At such closing, (i) the Company or the DCP Investor, as applicable, shall pay the Grantee and/or such Grantee’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Purchased Shares, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Grantee and/or such Grantee’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Purchased Shares to be purchased by the Company or the DCP Investor, as applicable, duly endorsed, or with share (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary share (or equivalent) transfer tax stamps affixed. The delivery of a certificate or certificates for the Purchased Shares by any Person selling such Purchased Shares pursuant to this Section 7(a)(iii) shall be deemed a representation and warranty by such Person that: (w) such Person has full right, title and interest in and to such Purchased Shares; (x) such Person has all necessary power and authority and has taken all necessary action to sell such Purchased Shares as contemplated; (y) such Purchased Shares are free and clear of any and all liens or encumbrances; and (z) there is no adverse claim with respect to such Purchased Shares.

(b)                                 Termination Pricing.  The Termination Price of any Settlement Share shall be determined as follows:

(i)                                     If the Termination Event was a resignation by the Grantee with Good Reason or termination of the employment of the Grantee by the Company or any of its Subsidiaries without Cause, the Termination Price for such Settlement Share shall be the Fair Market Value on the FMV Calculation Date,

(ii)                                  if the Termination Event was as a result of the death or Disability of the Grantee, the Termination Price for such Settlement Share shall be the Fair Market Value on the Termination Date, and

(iii)                               if the Termination Event was a termination of the employment of the Grantee by the Company or any of its Subsidiaries with Cause, or was a resignation by the Grantee without Good Reason, the Termination Price for such Settlement Share shall be the lower of (i) the Fair Market Value on the FMV Calculation Date or (ii) the Exercise Price per Share.

(c)                                  Payment Terms.  In the event that the Company, or the DCP Investor if applicable, exercises a Right of Repurchase pursuant to Section 7 of this Agreement, the Company, or the DCP Investor if applicable, shall pay the Termination Price in cash; provided, however, that if the Company has not assigned its right to purchase any or all of the Purchased Shares to the DCP Investor pursuant to Section 7(a)(ii), and is at the time of the Purchase Closing prohibited from purchasing all or any portion of such Purchased Shares (i) because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, then, the portion of the Termination Price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 7(c) above.

SECTION 8.                            ADJUSTMENT OF SHARES

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of Class A Common Shares subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan.

SECTION 9.                            MISCELLANEOUS PROVISIONS

(a)                                  No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary employing the Grantee, which rights are hereby expressly reserved by the Company and any Subsidiary employing the Grantee, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b)                                 Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

CheckSmart Financial Holdings Corp.

7001 Post Road, Suite 200

Dublin, OH 43016

Attn: CEO

If to the Grantee, to the address that she most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)                                  Entire Agreement.  This Agreement and the Plan, together with the Stockholders Agreement and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d)                                 Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)                                  Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer in accordance with the provisions of this Agreement.

(f)                                    Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)                                 Governing Law, Venue.  This Agreement and any matters or disputes related to, in connection with, or arising under this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect this Agreement shall be brought in the federal or state court sitting in the State of Delaware, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)                                 Waiver of Jury Trial.  The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i)                                     Interpretation.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits.  Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j)                                     Severability.  If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)                                  Counterparts.  The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement.  The signatures of all the parties need not appear on the same counterpart.

(l)                                     Grantee Undertaking.  The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Options or any Purchased Shares pursuant to the provisions of this Agreement.

(m)                               Plan; Stockholders Agreement; Counsel.  The Grantee acknowledges and understands that material definitions and provisions concerning the Options or any Purchased Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Stockholders Agreement.  The Grantee has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of such documents.

SECTION 10.                     DEFINITIONS

(a)                                  “Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

(b)                                 “Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)                                  “Business Day” has the meaning ascribed to such term in the Stockholders Agreement.

(d)                                 “Call Period” shall mean from the Termination Date until:

(i)                                     if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries without Cause, a resignation by the Grantee with Good Reason or a resignation by the Grantee without Good Reason after three years of Service, the later of (A) the date that is 60 days after such Termination Date and (B) the date that is 190 days after the Exercise Date,

(ii)                                  if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries as a result of the death or Disability of the Grantee, the date that is the later of (i) 60 days after the Termination Date or the date which is 60 days after the Exercise Date, or

(iii)                               if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries for Cause, or a resignation by the Grantee without Good Reason within the first years of Service the date which is 60 days after the Exercise Date.

(e)                                  “Cause”  Unless otherwise defined in any employment agreement that is in effect between the Grantee and the Company (or any affiliate), shall mean:

(i)                                     Grantee’s failure or refusal to comply, on a timely basis, with any lawful direction or instruction of the Board;

(ii)                                  Grantee’s gross negligence or willful misconduct in the performance of his duties as an employee of the Company;

(iii)                               Grantee’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty against the Company;

(iv)                              conviction of Grantee of a felony or entry by Grantee of a plea of nolo contendre or a plea of guilty under an indictment to a felony; or

(v)                                 the habitual drug addiction or intoxication of Grantee.

(f)                                    “Change of Control” shall mean (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act other than a group of which the DCP Investor is a member, acquires, directly or indirectly, in excess of 50% of the Voting Securities, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries) to a Person that is not an Affiliate of the Company.

(g)                                 “Class A Common Stock” means the voting class A common stock of the Company, and any stock into which such Class A Common Stock may hereafter be converted, changed, reclassified or exchanged.

(h)                                 “Closing” or “Closing Date” shall mean May 1, 2006.

(i)                                     “Committee” means the compensation committee of the Board of Directors of the Company.

(j)                                     “DCP Investor” means collectively, Diamond Castle Partners IV, L.P., Diamond Castle Partners IV-A, L.P. and Deal Leaders Fund, L.P or any of their Permitted Transferees.

(k)                                  “Disability” Grantee’s employment may be terminated if, as a result of Grantee’s incapacity due to physical or mental illness, Grantee is unable to perform his duties for 180 consecutive days and, within 30 days after a notice of termination, which notice of termination may not be given until the expiration of such consecutive 180 day period, is given to Grantee, Grantee has not returned to work.

(l)                                     “Exercise Price” means $97.14.

(m)                               “Fair Market Value” or “FMV” with respect to a share of stock of the Company, shall mean, in the event that such shares are listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the average of the closing prices of such Group Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such shares reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such shares are quoted, in each case, for a period of twenty trading days prior to such date of determination, or (ii) if such shares are not publicly traded, a good faith determination by the Board through a reasonable application of a reasonable valuation method.  Such determination shall be conclusive and binding on all persons.

(n)                                 “FMV Calculation Date” means:

(i)                                     if the Termination Event is a termination by the Company or any of its Subsidiaries without Cause or a resignation by the Grantee with Good Reason:

(A)                              if the Exercise Date occurred 180 days or more before the Termination Date, the Termination Date, and

(B)                                if the Exercise Date occurred 179 days or less before the Termination Date or occurs after the Termination Date, then the Call Notice Date;

(ii)                                  if the Termination Event is as a result of the death or Disability of the Grantee, then the Termination Date; and

(iii)                               if the Termination Event is a termination by the Company or any of its Subsidiaries with Cause, or a resignation by the Grantee without Good Reason, then the Termination Date.

(o)                                 “Good Reason” Unless otherwise defined in any employment agreement that is in effect between the Grantee and the Company (or any affiliate), shall mean one of the following events:

(i)                                     a reduction in Grantee’s base salary, or non-timely payment of base salary or earned annual bonus not cured by the Company within five business days;

(ii)                                  a material diminution in Grantee’s duties or responsibilities not cured by the Company within 20 days after written notice to the Company; or

(iii)                               a requirement by the Company that Grantee be based in an office that is located more than 20 miles from Grantee’s principal place of employment.

(p)                                 “Initial Public Offering” has the meaning ascribed to such term in the Stockholders Agreement.

(q)                                 “Joinder Agreement” means an agreement substantially in the form of Exhibit A of the Stockholders Agreement, pursuant to which the Grantee shall become a party to the Stockholders Agreement and subject to all of the rights, restrictions and obligations contained therein.

(r)                                    “Liquidity Event” shall mean (i) any transaction or series of related transactions resulting in or involving a Change of Control, or (ii) an Initial Public Offering.

(s)                                  “Permitted Transferee” has the meaning ascribed to such term in the Stockholders Agreement.

(t)                                    “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(u)                                 “Purchase Shares” means any Shares issued pursuant to the exercise of any Option in accordance with the terms of this Agreement.

(v)                                 “Right of Repurchase” means the Company’s right of repurchase described in Section 7 of this Agreement.

(w)                               “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(x)                                   “Service” means service as an employee.

(y)                                 “Share(s)” means a share(s) of Class A Common Stock of the Company.

(z)                                   “Stockholders Agreement” means that certain Stockholders Agreement dated as of May 1, 2006 by and among the Company, the Grantee and the other parties thereto (as the same shall be amended, modified or supplemented from time to time).

(aa)                            “Subsidiary” means, with respect to the Company, any other Person in which the Company, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(bb)                          “Transfer” has the meaning ascribed in such term in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CHECKSMART FINANCIAL HOLDINGS CORP.

By:	/s/ William E. Saunders, Jr.
Name: William E. Saunders, Jr.
Title: Chief Executive Officer

/s/ Michael Durbin
Michael Durbin

SIGNATURE PAGE TO OPTION AWARD

EXHIBIT A

Investment Representations and Warranties

The Grantee hereby represents and warrants to the Company that:

1.               The Options and Purchased Shares received by him will be held by him for investment only for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee has no current intention of selling, granting participation in or otherwise distributing the Options or Purchased Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Options or Purchased Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.               The Grantee understands that the issuance of the Options and Purchased Shares has not been registered under the Securities Act or any applicable U.S. state or foreign securities laws, and that the Options and Purchased Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

3.               The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his owning the Options and Purchased Shares.  The Grantee is a sophisticated investor, has relied upon independent investigations made by the Grantee and, to the extent believed by the Grantee to be appropriate, the Grantee’s representatives, including the Grantee’s own professional, tax and other advisors, and is making an independent decision to invest in the Options and Purchased Shares.  The Grantee has been furnished with such documents, materials and information that the Grantee deems necessary or appropriate for evaluating an investment in the Company, and the Grantee has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Options and Purchased Shares.  The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with his investment in the Options and Purchased Shares.  The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Options and Purchased Shares.

4.               The Grantee has had, prior to his being granted the Options and Purchased Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Agreement and the Grantee’s holding of the Options and Purchased Shares and to obtain additional information necessary to verify the accuracy of any information furnished to his or to which he had access.  The Grantee confirms that he has satisfied himself with respect to any of the foregoing matters.

5.               The Grantee understands that no U.S. federal or state or foreign agency has passed upon the Options or Purchased Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Grantee in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Options or Purchased Shares.

6.               The Grantee understands that there are substantial restrictions on the transferability of the Options and Purchased Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Options or Purchased Shares and, accordingly, it may not be possible for the Grantee to liquidate his investment in case of emergency, if at all.  In addition, the Grantee understands that the Agreement and Stockholders Agreement contain substantial restrictions on the transferability of the Options and Purchased Shares and provide that, in the event that the conditions relating to the transfer of any Options or Purchased Shares in such document has not been satisfied, the holder shall not transfer any such Options or Purchased Shares, and unless otherwise specified the Company will not recognize the transfer of any such Options or Purchased Shares on its books and records or issue any share certificates representing any such Options or Purchased Shares, and any purported transfer not in accordance with the terms of the Agreement or the Stockholders Agreement shall be void.  As such, Grantee understands that: a restrictive legend or legends in a form to be set forth in the Agreement and the Stockholders Agreement will be placed on the certificates representing the Options and Purchased Shares; a notation will be made in the appropriate records of the Company indicating that each of the Options and Purchased Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Options and Purchased Shares; and the Grantee will sell, transfer or otherwise dispose of the Options or Purchased Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Stockholders Agreement.

7.               The Grantee understands that (i) the neither the Options nor the Purchased Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Options and Purchased Shares have not been registered under the Securities Act; (iii) the Options and Purchased Shares must be held indefinitely and he must continue to bear the economic risk of holding the Options and Purchased Shares unless such Options and Purchased Shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Options and Purchased Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Options or Purchased Shares; (vi) the Options and Purchased Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Options and Purchased Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

8.               The Grantee understands that an investment in the Options or Purchased Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Grantee understands that his holding the Options and Purchased Shares involves a high degree of risk of loss.  The Grantee acknowledges that: (i) he has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his commitment to investments which are not readily marketable is not disproportionate to his net worth; and (iii) his holding the Options and Purchased Shares will not cause his overall financial commitments to become excessive.

9.               The Grantee is an “accredited investor,” as such term is defined in Rule 501 of the Securities Act.

EXHIBIT B

Share Power

IRREVOCABLE STOCK POWERS

CHECKSMART FINANCIAL HOLDINGS CORP.

FOR VALUE RECEIVED, Michael Durbin does hereby sell, assign and transfer unto                                                                           Shares of Class A Common Stock of CheckSmart Financial Holdings Corp., par value $0.01, represented by Certificate No.        herewith and does hereby irrevocably constitute and appoint                                              attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:
By: Michael Durbin

SCHEDULE A

VESTING OF OPTIONS

Subject to the terms set forth in the Agreement and the Plan, the Options shall vest as follows:

(a)                                  Vesting.  The Options shall vest only upon the consummation of a Liquidity Event which results the DCP Investors receiving Aggregate Net Proceeds equal or greater to the DCP Investment (each as defined below).

(b)                                 No Appraisal Rights. The Grantee shall not be entitled to appraisal rights in connection with any such Liquidity Event.

For purposes of this Schedule A:

“Aggregate Net Proceeds” means

(i)                                     all cash proceeds actually received by the DCP Investors with respect to the sale or other disposition of shares of its Common Stock to third parties, net of any unreimbursed Sales Costs (as defined below), plus

(ii)                                  the Fair Market Value of any Marketable Securities actually received by the DCP Investors with respect to the sale or other disposition of shares of its Common Stock to third parties, as determined on the date of the consummation of such sale or other disposition, net of any unreimbursed Sales Costs, plus

(iii)                               all cash dividends or the fair market value of any property dividends (other than stock dividends) as determined by the Board in good faith actually received by the DCP Investors in respect of its Common Stock;

provided, however, that (a) Aggregate Net Proceeds shall not include any advisory, management, monitoring, transaction or other fees or any expense reimbursement received by the DCP Investors or any of their affiliates, and (b) any cash dividends received by the DCP Investors shall not he counted more than once in any calculation of Aggregate Net Proceeds.

“DCH Investment” means initially $82,906,798 (namely, the equity investment made by the DCP Investors to purchase Class A Common Stock of the Company at the Closing Date, in connection with the consummation of the transactions contemplated by the Merger Agreement), and shall be adjusted for any cash or other consideration contributed from the DCP Investor to the Company from and after the date hereof and prior to the Liquidity Event.

“Marketable Securities” means freely tradable equity securities of a company that are listed on an established U.S. securities exchange or through the NASDAQ National Market or any established over-the-counter trading system

“Sales Costs” means any costs or expenses (including legal or other advisor costs and expenses), fees (including investment banking fees), commissions or discounts payable directly by the DCP investors or any of its affiliates in connection with, arising out of or relating to any sale or other disposition of its Common Stock (including in connection with the negotiation, preparation and execution of any transaction documentation with respect to such sale or other disposition).

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

GENERAL RELEASE OF CLAIMS

A general release is required as a condition for receiving the severance benefits described in Section 7(d) of the employment agreement between CheckSmart Financial Company (the “Company”) and Michael Durbin (“Executive”) dated January 1, 2011, (the “Employment Agreement”); thus, by executing this general release (“General Release”), you have advised us that you hold no claims against the Company, CheckSmart Financial Holdings Corp., their predecessors, successors or assigns, affiliates, shareholders or members and each of their respective officers, directors, agents and employees (collectively, the “Releasees”), and by execution of this General Release you agree to waive and release any such claims, except relating to any compensation, severance pay and benefits described in the Employment Agreement.

You understand and agree that this General Release will extend to all claims, demands, liabilities and causes of action of every kind, nature and description whatsoever, whether known, unknown or suspected to exist, which you ever had or may now have against the Releasees in your capacity as an employee of the Company, including, without limitation, any claims, demands, liabilities and causes of action arising from your employment with the Releasees and the termination of that employment, including any claims for severance or vacation pay, business expenses, and/or pursuant to any federal, state, county, or local employment laws, regulations, executive orders, or other requirements, including, but not limited to, Title VII of the 1964 Civil Rights Act, the 1866 Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Workers Adjustment and Retraining Notification Act and any other local, state or federal fair employment laws, and any contract or tort claims.

It is further understood and agreed that you are waiving any right to initiate an action in state or federal court by you or on your behalf alleging discrimination on the basis of race, sex, religion, national origin, age, disability, marital status, or any other protected status or involving any contract or tort claims based on your termination from the Company.  It is also acknowledged that your termination is not in any way related to any work-related injury.

Based on executing this General Release, it is further understood and agreed that you covenant not to sue to challenge the enforceability of this General Release.  It also is understood and agreed that the remedy at law for breach of the Employment Agreement and/or General Release shall be inadequate, and the Company shall be entitled to injunctive relief.

The ability to receive compensation and benefits under the terms of the Employment Agreement will remain open for a 21 day period after your Termination Date to give you an opportunity to consider the effect of this General Release.  At your option, you may elect to execute this General Release on an earlier date.  Additionally, you have seven days after the date you execute this General Release to revoke it.  As a result, this General Release will not be effective until eight days after you execute it.  We also hereby advise you of your right to consult with legal counsel prior to executing a copy of this General Release.

Finally, this is to expressly acknowledge:

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

You understand that you are not waiving any claims or rights that may arise after the date on which you execute this General Release.

You understand and agree that the compensation and benefits described in the Employment Agreement offer you consideration greater than that to which you would otherwise be entitled.

I hereby state that I have carefully read this General Release and that I am signing this General Release knowingly and voluntarily with the full intent of releasing the Releasees from any and all claims, except as set forth herein.  Further, if signed prior to the completion of the 21 day review period, this is to acknowledge that I knowingly and voluntarily signed this General Release on an earlier date.

Date	Michael Durbin

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY (this “Non-Competition Agreement”), dated as of January 1, 2011 (the “Commencement Date”), among CheckSmart Financial Company (the “Company”) and Michael Durbin (“Executive”).

WHEREAS, Executive has been offered employment with the Company, and has entered into an employment agreement dated as of the date hereto with the Company (the “Employment Agreement”).  In such role, Executive will receive specific confidential information relating to the businesses of the Company, which confidential information is necessary to enable Executive to perform Executive’s duties and to receive future compensation.  Executive will play a significant role in the development and management of the businesses of the Company and will be entrusted with the Company’s confidential information relating to the Company, the Company’s customers, manufacturers, distributors and others.

WHEREAS, Executive acknowledges that during the course of Executive’s employment with the Company, Executive will be involved in the current and future businesses of the Company, as set forth above.

WHEREAS, it is a condition to the commencement of Executive’s employment by the Company that Executive execute and deliver this Non-Competition Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

1.                                       Confidentiality.

(a)                                  Executive shall not, during the term of Executive’s employment with the Company or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Company, any Unauthorized (as defined herein) disclosure of Confidential Information (as defined herein).  In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil demand or similar process) to disclose any Confidential Information, Executive will give the Company prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Non-Competition Agreement, and Executive will cooperate with the Company’s efforts to obtain such protective order.  In the event that such protective order or other remedy is not obtained or the Company waives compliance with the relevant provisions of this Non-Competition Agreement, Executive is permitted to furnish that Confidential Information which is legally required to be disclosed and will use his reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

As used herein, all capitalized terms used without definition shall have the meanings ascribed to them in the Employment Agreement, and the term:

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by either of the Company, whether in tangible or intangible form.  Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi)

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Company in conducting its business operations, (xxi) personnel files of employees, directors and independent contractors of the Company, (xxii) competitive analyses, (xxiii) contracts with other parties, (xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the trade or general public by the Company.  Confidential Information shall not include any information that (A) is or becomes generally available to the public or the trade other than as a result of a disclosure by Executive in violation of this Non-Competition Agreement or (B) becomes available to Executive on a non-confidential basis from a source other than the Company which is not prohibited from disclosing such information to Executive by a legal, contractual or fiduciary obligation to the Company or any other person.

“Unauthorized” shall mean:  (i) in contravention of the policies or procedures of the Company; (ii) otherwise inconsistent with any measures taken by the Company to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the Board, or an officer or employee of the Company empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of the Company; but shall not include any disclosure which is customary in the normal course of business in the trade and consistent with the past practice of the Company.

(b)                                 Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information.  Promptly upon termination, for any reason, of Executive’s employment with the Company, Executive agrees to deliver to the Company all property and materials within Executive’s possession or control which belong to the Company or which contain Confidential Information.

2.                                       Non-Competition; Non-Solicitation.

(a)                                  For a period of time equal to the Term plus the greater of (i) any period that Executive is entitled to receive Base Salary and Continued Benefits under the Employment Agreement, or (ii) one year commencing as of the Termination Date, unless the Employment Agreement is terminated by the Company without Cause or Executive resigns with Good Reason, in each case, for a period of time equal to the Term plus the period during which the Company continues to pay Executive his Base Salary and Continued Benefits pursuant to Section 7 of the Employment Agreement (in each case, the “Non-Compete Period”), whenever the same shall occur and for whatever reason, Executive will not, directly or indirectly, engage, anywhere in the Restricted Area (as defined below), whether such engagement be as an individual, officer, director, proprietor, employee, partner, member, investor (other than solely as a holder of less than two percent (2%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business (as defined herein), provided, however, that for the purposes of this Section 2(a) only and not Section 2(b), in the event of termination of the Employment Agreement as a result of a non-renewal of the Term (as defined in the

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Employment Agreement), the Non-Compete Period shall only be for a period of time equal to the Non-Renewal Tail Period.

(b)                                 During the Non-Compete Period Executive shall not, directly or indirectly, (i) cause, solicit, induce or encourage (each, a “Solicitation”) any person who is or was, prior to such Solicitation, an employee of the Company or any of its subsidiaries to leave employment with the Company or any of its subsidiaries, or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Company or any of its subsidiaries (including any former customer of the Company or its subsidiaries and any person that becomes a customer of the Company or any of its subsidiaries) or any other person who has a material business relationship with the Company or any of its subsidiaries, to terminate or modify any such actual or prospective relationship.

“Restricted Business” shall mean any business engaged in a business, directly or indirectly, similar to the business of the Company or any of its subsidiaries as of the Termination Date, any other consumer finance business that may be reasonably construed as competing with the business of the Company or any of its subsidiaries as of the Termination Date, or any future businesses of the Company or any of its subsidiaries as contemplated by any of them as of the Termination Date.

“Restricted Area” shall be any state in which any of the Company’s subsidiaries operate, as of the date hereof or the Termination Date.

3.                                       Intellectual Property.  Executive agrees that during the term of Executive’s employment with the Company, any and all inventions, developments, products, services, discoveries, innovations, writings, domain names, improvements, trade secrets, trade names, designs, drawings, business processes, secret processes and know-how, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with either of the Company, its strategic plans, products, processes, apparatus or business now or hereafter carried on by either of the Company (collectively, “Inventions”), shall be fully and promptly disclosed to the Company and shall be the sole and exclusive property of the Company (as they shall determine) as against Executive or any of Executive’s assignees.  Executive further understands that in the course of Executive’s, Executive may prepare writings, drawings, diagrams, designs, specifications, manuals, instructional and other materials, and computer code and programs (“Works of Authorship” or “Works”).  Executive agrees that such Works are “works made for hire” under United States copyright law and the Company will be the owner of my entire right of authorship in such Works.  If such Works are deemed by operation of law not to be “works made for hire,” Executive hereby assigns to the Company Executive’s entire right of authorship, including copyright ownership in such Works and any and all right, title and interest in and to such Inventions made during the term of Executive’s employment by either of the Company.  Executive further agrees to assist in the preparation and execution, during and subsequent to my employment, of any papers the Company may request to secure patent, copyright or other protection for such Inventions or Works of Authorship.

Whether during or after Executive’s employment with either of the Company, Executive further agrees to execute and acknowledge all papers and to do, at the Company’s expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Company, their successors and assigns (as they shall determine).  In the event that the Company are unable, after reasonable efforts and, in any event, after thirty (30)

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

business days, to secure Executive’s signature on a written assignment to the Company, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein to which the Company is entitled to ownership pursuant to this Section 3, whether because of his physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Chief Financial Officer of the Company as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark; provided, however, that the provisions of this sentence shall not apply if Executive disputes in writing the Company’s ownership of the intellectual property rights which are the subject of the proposed assignment.

4.                                       No Right to Continued Employment.  Nothing in this Non-Competition Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which, subject to the terms of the Employment Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

5.                                       No Conflicting Agreements.  Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder.

6.                                       Remedies.

(a)                                  Executive and the Company hereby agree that any controversy or claim arising out of or relating to this Non-Competition Agreement shall be resolved by arbitration in accordance with the provisions of Section 10 of the Employment Agreement; provided, however, that in the event of breach or threatened breach by Executive of any provision hereof, the Company shall be entitled to seek temporary or preliminary injunctive relief or other equitable relief to which either of them may be entitled pending the outcome of any arbitration proceeding, without the posting of any bond or other security.

(b)                                 The period of time during which the restrictions set forth in Section 2(a) hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as finally determined by an arbitrator or any court of competent jurisdiction.

7.                                       Successors and Assigns.  This Non-Competition Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and inure to the benefit of the Company and their successors and assigns, including without limitation any entity to which substantially all of the assets or the business of either of the Company are sold or transferred.  The obligations of Executive are personal to Executive and shall not be assigned by Executive.

8.                                       Severability.  It is expressly agreed that if any restrictions set forth in this Non-Competition Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Non-Competition Agreement, or any portion hereof, shall be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable, and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby.  In

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Non-Competition Agreement insofar as possible and to render this Non-Competition Agreement enforceable in all respects as so modified.  The covenants contained in this Section 8 shall be construed to extend to separate jurisdictions or sub-jurisdictions of the United States in which the Company, during the term of Executive’s employment, has been or is engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent.  Any covenant on Executive’s part contained hereinabove that may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.  The restrictive covenant provisions of this Non-Competition Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Company.

9.                                       Notices.  Any notice required or permitted to be given under this Non-Competition Agreement shall be in writing and be deemed given when delivered by hand or received by registered or certified mail, postage prepaid, or by nationally reorganized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:

If to Executive:

Michael Durbin
[                                                  ]

If to the Company:

CheckSmart Financial Company
7001 Post Road, Suite 200
Dublin, Ohio 43016

Attn: CEO
Telephone: (614) 798-5900
Fax: (614) 760-2601

with a copy to:

Diamond Castle Holdings
280 Park Avenue, 25th floor, East Tower
New York, New York  10017
Attn:  Andrew Rush
Fax:  (212) 983-1234

10.                                 Amendment.  No provision of this Non-Competition Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

11.                                 Entire Agreement.  This Non-Competition Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof, however, if

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

any portion of this Non-Competition Agreement is determined to be unenforceable by a court of law, then solely the appropriate conflicting provisions of any other agreement binding upon Executive shall control.

12.                                 Waiver, etc.  The failure of the Company to enforce at any time any of the provisions of this Non-Competition Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Non-Competition Agreement or any provision hereof or the right of the Company to enforce thereafter each and every provision of this Non-Competition Agreement.  No waiver of any breach of any of the provisions of this Non-Competition Agreement by the Company shall be effective unless set forth in a written instrument executed by the Company, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

13.                                 All issues and questions concerning the construction, validity, enforcement and interpretation of this Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

14.                                 Enforcement.  Subject to Section 10 of the Employment Agreement, if any party shall institute legal action to enforce or interpret the terms and conditions of this Non-Competition Agreement or to collect any monies under it, venue for any such action shall be the State of Delaware.  Each party irrevocably consents to the jurisdiction of the courts located in the State of Delaware for all suits or actions arising out of this Non-Competition Agreement.  Each party hereto waives, to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONFIDENTIAL TREATMENT:

COMMUNITY CHOICE FINANCIAL INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. COMMUNITY CHOICE FINANCIAL INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Non-Competition Agreement to be executed as of the day written above.

CheckSmart Financial Company

By:	/s/ William E. Saunders, Jr.

Name:	William E. Saunders, Jr.

Title:	Chief Executive Officer

Michael Durbin

/s/ Michael Durbin